Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

August 9, 2019

Eagle Bulk Shipping Inc. 300 Stamford Place, 5th Floor Stamford, Connecticut 06902
Ladies and Gentlemen:
We have acted as counsel to Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Corporation”), in connection with the filing by the Corporation on the date hereof of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering the offer and sale of up to 2,500,000 shares of the Corporation’s common stock, $0.01 par value per share, issuable pursuant to the Corporation’s Amended and Restated 2016 Equity Incentive Plan (the “Amended Plan”). The 3,171,314 shares issuable under the Amended Plan are hereinafter referred to as the “Shares.”
This opinion is being furnished at the Corporation’s request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issuance of the Shares.
In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, the Amended Plan, the Third Amended and Restated Articles of Incorporation of the Corporation, the Second Amended and Restated By-Laws of the Corporation, and corporate minutes of the Corporation as we have deemed necessary and appropriate for the purpose of this opinion. We have assumed that there are no agreements or understandings between or among the Corporation and any participants in the Amended Plan that would expand, modify or otherwise affect the terms of the Amended Plan or the respective rights or obligations of any participants thereunder. We have further assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.
Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Corporation against payment therefor in the circumstances contemplated by the Amended Plan and assuming that the individual issuances, grants or awards under the Amended Plan are duly authorized by all necessary corporate action of the Corporation and duly issued, granted or awarded and exercised and paid for, for consideration at least equal to the par value thereof, in accordance with the requirements of law and the Amended Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the offer and sale of the Shares shall have been duly authorized and, when and

ABU DHABI ¨ ATHENS ¨ AUSTIN ¨ BEIJING ¨ CENTURY CITY ¨ CHICAGO ¨ DALLAS ¨ DUBAI ¨ FRANKFURT ¨ HONG KONG ¨ HOUSTON ¨ KAZAKHSTAN ¨ LONDON ¨ LOS ANGELES ¨ MIAMI ¨ MUNICH
NEW YORK ¨ PARIS ¨ PHILADELPHIA ¨ PITTSBURGH ¨ PRINCETON ¨ RICHMOND ¨ SAN FRANCISCO ¨ SHANGHAI ¨ SILICON VALLEY ¨ SINGAPORE ¨ TYSONS ¨ WASHINGTON, D.C. ¨ WILMINGTON

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Eagle Bulk Shipping Inc. August 9, 2019 Page 2

to the extent that the Shares are issued in accordance with the foregoing, such Shares will be validly issued, fully paid and non-assessable.
We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporations Act of the Republic of the Marshall Islands.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP
REED SMITH LLP